UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2008 (May 5, 2008)

RUB A DUB SOAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52142	84-1609495
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 177 Chengyang Section
308 National Highway
Danshan Industrial Area
Qingdao, China, 266109
(Address of Principal Executive Offices)

86-532-8779-8766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 7, 2008, Rub A Dub Soap, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") to report the resignation of our former Chief Financial Officer, Mr. Junbao Liang on May 5, 2008, and the appointment of new Chief Financial Officer, Ms. Hailan Xu on the same day. The description of Ms. Hailan Xu’s Employment Agreement in Item 9.01(d) of the Original Filing included a typographical error (the party’s names of Exhibit 10.1 were incorrectly stated, however, the Exhibit itself was correct). Although we do not believe that this error is material or misleading, we nevertheless strive to avoid, and where possible, correct any errors in our previous filings. Therefore, we are filing this Amendment No. 1 to the Current Report to include a corrected Item 9.01(d).

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete and corrected text of Item 9.01 is set forth below. The remainder of the Original Filing, including Exhibit 10.1 thereto, remains unchanged and is not reproduced in this Amendment.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)     Exhibits.

Number	Description

10.1	Employment Agreement by and between Rub A Dub Soap, Inc. and Hailan Xu, dated May 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUB A DUB SOAP, INC.

	By:	/s/ Long Qin
Long Qin
President and Chief Executive Officer

Dated: June 26, 2008

EXHIBIT INDEX

Number	Description

10.1	Employment Agreement by and between Rub A Dub Soap, Inc. and Hailan Xu, dated May 5, 2008.